EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Atlantic Liberty Financial Corp.

We consent to the inclusion of our report, dated May 13, 2005, with respect to the March 31, 2005, consolidated financial statements of Atlantic Liberty Financial Corp. included in this Registration Statement on Form S-4. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Beard Miller Company LLP

Pine Brook, New Jersey

May 10, 2006